UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 10, 2021

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota			001-3034	41-0448030
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall	Minneapolis	Minnesota		55401
(Address of Principal Executive Offices)				(Zip Code)

612	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, the Xcel Energy Inc. (“Xcel Energy”) Board of Directors (“Board”) elected Robert Frenzel as President and Chief Executive Officer effective August 18, 2021. Mr. Frenzel had been serving as Xcel Energy’s President and Chief Operating Officer. In connection with Mr. Frenzel’s promotion, on August 17, 2021, the Board’s Governance, Compensation and Nominating Committee approved, effective August 18, 2021, an increase in Mr. Frenzel’s annual base salary from $775,000 to $1,200,000, an increase in his target bonus under Xcel Energy’s Annual Incentive Award Plan from 100% to 125% of his annual base salary, and an additional long-term incentive award for the 2021 to 2023 performance period with a target grant date fair value equal to $4,075,000. The performance metrics and terms of the awards will be the same as the comparable awards granted to executive officers for this performance cycle.
As previously announced, upon Ben Fowke’s retirement as Chief Executive Officer of Xcel Energy on August 18, 2021, Mr. Fowke assumed the role of Executive Chairman of the Board. No changes to Mr. Fowke’s compensation arrangements have been made.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2021	Xcel Energy Inc. (a Minnesota corporation)

/s/ AMY SCHNEIDER
Amy Schneider
Vice President, Corporate Secretary and Securities